Exhibit 20.17

>CAPITAL ONE MASTER TRUST (COMT)

>Trust Excess Spread Analysis - December 2004

>Capital One Master Trust (COMT)

Series	COMT 1998-1	COMT 1999-3	COMT 2000-2	COMT 2000-3
Size	$591 MM	$500 MM	$750 MM	$1000 MM
Expected Maturity (Class A)	04/15/2008	07/17/2006	06/15/2005	08/15/2007

Gross Monthly Payment Rate	16.38%	16.38%	16.38%	16.38%
Delinquency 30 to 59 days	1.35%	1.35%	1.35%	1.35%
60 to 89 days	0.92%	0.92%	0.92%	0.92%
90 + days	2.11%	2.11%	2.11%	2.11%

>Excess Spread Analysis

Series	COMT 1998-1	COMT 1999-3	COMT 2000-2	COMT 2000-3
Portfolio Yield	19.04%	19.04%	19.04%	19.04%
Less: (Wt. Avg.) Coupon	6.14%	2.81%	7.26%	2.82%
SVC Fees	1.50%	1.50%	2.00%	2.00%
Net Charge-offs	4.48%	4.48%	4.48%	4.48%

Excess Spread: Dec-04	6.92%	10.25%	5.30%	9.73%
Nov-04	7.09%	10.32%	5.41%	9.80%
Oct-04	7.59%	11.10%	5.91%	10.59%
3-Mo Avg Excess Spread	7.20%	10.56%	5.54%	10.04%

>Capital One Master Trust (COMT)

Series	COMT 2000-4	COMT 2001-1	COMT 2001-2	COMT 2001-3
Size	$1200 MM	$1200 MM	$1200 MM	$750 MM
Expected Maturity (Class A)	10/17/2005	02/15/2008	03/15/2006	05/15/2006

Gross Monthly Payment Rate	16.38%	16.38%	16.38%	16.38%
Delinquency 30 to 59 days	1.35%	1.35%	1.35%	1.35%
60 to 89 days	0.92%	0.92%	0.92%	0.92%
90 + days	2.11%	2.11%	2.11%	2.11%

>Excess Spread Analysis

Series	COMT 2000-4	COMT 2001-1	COMT 2001-2	COMT 2001-3
Portfolio Yield	19.04%	19.04%	19.04%	19.04%
Less: (Wt. Avg.) Coupon	6.13%	2.48%	5.19%	5.16%
SVC Fees	2.00%	2.00%	2.00%	2.00%
Net Charge-offs	4.48%	4.48%	4.48%	4.48%

Excess Spread: Dec-04	6.43%	10.08%	7.37%	7.39%
Nov-04	6.68%	10.26%	7.62%	7.63%
Oct-04	7.20%	11.05%	8.14%	8.14%
3-Mo Avg Excess Spread	6.77%	10.46%	7.71%	7.72%

>Capital One Master Trust (COMT)

Series	COMT 2001-5	COMT 2001-6	COMT 2001-8	COMT 2002-1
Size	$1000 MM	$1300 MM	$1000 MM	$1000 MM
Expected Maturity (Class A)	08/15/2006	08/15/2008	10/16/2006	01/15/2009

Gross Monthly Payment Rate	16.38%	16.38%	16.38%	16.38%
Delinquency 30 to 59 days	1.35%	1.35%	1.35%	1.35%
60 to 89 days	0.92%	0.92%	0.92%	0.92%
90 + days	2.11%	2.11%	2.11%	2.11%

>Excess Spread Analysis

Series	COMT 2001-5	COMT 2001-6	COMT 2001-8	COMT 2002-1
Portfolio Yield	19.04%	19.04%	19.04%	19.04%
Less: (Wt. Avg.) Coupon	5.03%	2.68%	4.47%	2.51%
SVC Fees	2.00%	2.00%	2.00%	2.00%
Net Charge-offs	4.48%	4.48%	4.48%	4.48%

Excess Spread: Dec-04	7.52%	9.88%	8.09%	10.05%
Nov-04	7.75%	9.97%	8.33%	10.23%
Oct-04	8.27%	10.76%	8.84%	11.02%
3-Mo Avg Excess Spread	7.85%	10.20%	8.42%	10.43%

>Capital One Master Trust (COMT)

Series	COMT 2002-2	COMT 2002-3	COMT 2002-4
Size	$620 MM	$1350 MM	$750 MM
Expected Maturity (Class A)	03/15/2007	04/15/2005	05/15/2007

Gross Monthly Payment Rate	16.38%	16.38%	16.38%
Delinquency 30 to 59 days	1.35%	1.35%	1.35%
60 to 89 days	0.92%	0.92%	0.92%
90 + days	2.11%	2.11%	2.11%

>Excess Spread Analysis

Series	COMT 2002-2	COMT 2002-3	COMT 2002-4
Portfolio Yield	19.04%	19.04%	19.04%
Less: (Wt. Avg.) Coupon	2.45%	2.51%	4.74%
SVC Fees	2.00%	2.00%	2.00%
Net Charge-offs	4.48%	4.48%	4.48%

Excess Spread: Dec-04	10.11%	10.05%	7.82%
Nov-04	10.30%	10.15%	8.05%
Oct-04	11.09%	10.93%	8.57%
3-Mo Avg Excess Spread	10.50%	10.38%	8.15%

CAPITAL ONE MASTER TRUST (COMT)

(*) This material is for informational purposes only and is not an offer of securities for sale in the United States. These securities will not be and have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

Capital One Master Trust performance statistics are also available at the Capital One web site: http://www.capitalone.com/about/invest/financials/abs.shtml